UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2011

MUSCLEPHARM CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-53166	77-0664193
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

4721 Ironton Street, Building A
Denver, Colorado 90839
 (Address of principal executive offices)

(303) 396-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

On July 20, 2011, MusclePharm Corporation, a Nevada corporation (the “Company”), entered into a three-year endorsement agreement (the “Agreement”) with Michael Vick, individually (“Vick”).  Vick is currently a member of the Philadelphia Eagles of the National Football League.  Pursuant to the terms of the Agreement, Vick will evaluate and promote certain Company products as well as consent to the use his of name, photograph, appearance, likeness, reputation, voice and signature, as is customary in endorsement agreements (the “Endorsement”).  Vick’s compensation under the Agreement is scheduled at regular intervals and is further tied to certain performance milestones in an amount up to $1.55 million dollars.

The above description of the Agreement does not purport to be complete and is qualified in its entity by reference to such Agreement, which the Company has filed as Exhibit 10.1 to this Current Report on Form 8-K.

Additionally, the Company issued two press releases in connection with the Agreement, each of which is attached hereto as an exhibit to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Endorsement Agreement, dated July 20, 2011, by and between MusclePharm Corporation and Michael Vick, individually.

99.1	Press Release, dated July 20, 2011.

99.2	Press Release, dated July 22, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

Date: July 22, 2011	By:	/s/ Brad J. Pyatt
Name: Brad J. Pyatt
Title: Chief Executive Officer